Exhibit 99.1

FOR IMMEDIATE RELEASE	Contact: Kimberly Brown, Director, Investor Relations
(617) 796-8245

Five Star Quality Care, Inc. Reports Fourth Quarter and Year End 2014 Results

Newton, MA (March 16, 2015).  Five Star Quality Care, Inc. (NYSE: FVE) today announced its financial results for the quarter and year ended December 31, 2014.

Fourth Quarter 2014 Financial Results:

▪

Total revenues for the fourth quarter of 2014 increased 2.2% to $332.5 million from $325.2 million for the same period in 2013.  Growth in revenues was the result of increases in occupancy primarily at Five Star’s independent and assisted living communities as well as increases in average monthly rates to residents who pay privately for services.

▪

Earnings before interest, taxes, depreciation and amortization, or EBITDA, for the fourth quarter of 2014 were $0.2 million compared to $5.9 million for the same period in 2013.  EBITDA excluding certain items described below that Five Star believes may be non-recurring was $9.2 million and $7.1 million for the fourth quarters of 2014 and 2013, respectively. Earnings before interest, taxes, depreciation, amortization and rent, or EBITDAR, excluding those items  were $58.8 million for the fourth quarter of 2014 compared to $55.9 million for the same period in 2013.  A reconciliation of (loss) income from continuing operations determined in accordance with U.S. generally accepted accounting principles, or GAAP, to EBITDA, EBITDA excluding certain items and EBITDAR excluding certain items for the quarters ended December 31, 2014 and 2013 appears later in this press release.

▪

Loss from continuing operations for the fourth quarter of 2014 was $70.1 million, or $1.46 per basic and diluted share, compared to a loss from continuing operations of $3.3 million, or $0.07 per basic and diluted share, for the same period in 2013.  Loss from continuing operations for the fourth quarter of 2014 included income tax expense of $60.9 million, of which $73.3 million is a non-cash income tax charge  recorded to establish a full valuation allowance against the future realization of net deferred tax assets.

▪

Net loss for the fourth quarter of 2014 was $73.7 million, or $1.53 per basic and diluted share, compared to net loss of $5.4 million, or $0.11 per basic and diluted share, for the same period in 2013. Net loss for the fourth quarter of 2014 included a loss from discontinued operations of $3.6 million; net loss in the fourth quarter of 2013 included a loss from discontinued operations of $2.1 million. Net loss in the fourth quarter of 2014 also included income tax expense of $62.4 million, of which $73.3 million is a non-cash income tax charge recorded to establish a full valuation allowance against the future realization of net deferred tax assets.

▪

Revenues, EBITDA, EBITDAR, loss from continuing operations and net loss in the fourth quarter of 2014 included the following items which Five Star believes may be non-recurring:  (i) $1.2 million of accounting costs incurred in connection with the restatement of previously issued financial statements and the delayed completion of 2014 interim financial statements; and (ii) $7.9 million for a revenue reserve ($4.3 million) and compliance costs ($3.6 million) resulting from historical medical records billing deficiencies which Five Star discovered and self-reported as described below.  EBITDA, EBITDAR, loss from continuing operations and net loss in the fourth quarter of 2013 included $1.0 million of accounting costs incurred in connection with the restatement of certain previously issued financial statements which Five Star believes may not be recurring.

Fourth Quarter 2014 Operating Results (continuing operations):

▪	Occupancy at owned and leased senior living communities for the fourth quarter of 2014 increased by 50 basis points (“bps”) to 86.2% from 85.7% for the same period in 2013.
▪	The average monthly rate at owned and leased senior living communities for the fourth quarter of 2014 increased by 1.9% to $4,503 from $4,417 for the same period in 2013.
▪

The percentage of revenues derived from residents’ private resources at owned and leased senior living communities for the fourth quarter of 2014 increased by 70 bps to 77.5% from 76.8% for the same period in 2013.

Fiscal Year 2014 Financial Results:

▪

Total revenues for the year ended December 31, 2014 increased 2.4% to $1.33 billion from $1.30 billion for the same period in 2013.  Growth in revenues was the result of increases in average monthly rates to residents who pay privately for services and a modest increase in occupancy.

▪

EBITDA for the year ended December 31, 2014 was $13.1 million compared to $36.8 million for the same period in 2013.  EBITDA excluding certain items described below that Five Star believes may be non-recurring was $27.2 million and $38.8 million for the years ended December 31, 2014 and 2013, respectively.  EBITDAR excluding those items was $224.6 million for the year ended December 31, 2014 compared to $232.6 million for the same period in 2013.  A reconciliation of (loss) income from continuing operations determined in accordance with GAAP to EBITDA, EBITDA excluding certain items and EBITDAR excluding certain items for the years ended December 31, 2014 and 2013 appears later in this press release.

▪

Loss from continuing operations for the year ended December 31, 2014 was $79.4 million, or $1.65 per basic and diluted share, compared to income of $3.4 million, or $0.07 per basic and diluted share, for the same period in 2013.  Loss from continuing operations for the year ended December 31, 2014 included income tax expense of $56.4 million, of which $73.3 million is a non-cash income tax charge recorded in the fourth quarter of 2014 to establish a full valuation allowance against the future realization of net deferred tax assets. Loss from continuing operations for the year ended December 31, 2013 included a tax benefit of $1.5 million related to a work opportunity tax credit program that expired in 2012 and was retroactively re-established in January 2013.

▪

Net loss for the year ended December 31, 2014 was $85.4 million, or $1.78 per basic and diluted share, compared to a  net loss of $2.3 million, or $0.05 per basic and diluted share, for the same period in 2013.  Net loss for the 2014 period included a loss from discontinued operations of $6.1 million and net loss for the 2013 period included a loss from discontinued operations of $5.8 million. Net loss for the year ended December 31, 2014 also included income tax expense of $56.5 million, of which $73.3 million is a non-cash income tax charge recorded in the fourth quarter of 2014 to establish a full valuation allowance against the future realization of net deferred tax assets. Net loss for the year ended December 31, 2013 included a tax benefit of $1.5 million related to a work opportunity tax credit program that expired in 2012 and was retroactively re-established in January 2013.

▪

Revenues,  EBITDA, EBITDAR, loss from continuing operations and net loss for the year ended December 31, 2014 included the following items which Five Star believes may be non-recurring:  (i) $5.9 million of accounting

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costs incurred in connection with the restatement of previously issued financial statements and the delayed completion of our 2013 and 2014 interim and 2013 year end financial statements; and (ii) $7.9 million for a revenue reserve ($4.3 million) and compliance costs ($3.6 million) resulting from historical medical records billing deficiencies which Five Star discovered and self-reported as described below.  EBITDA, EBITDAR, income from continuing operations and net loss for the year ended December 31, 2013 included the following items which Five Star believes may be non-recurring:  (i) $1.0 million of accounting costs incurred in connection with the restatement of certain previously issued financial statements; and (ii) $0.6 million loss arising from the write off of issuance costs in connection with the early redemption of $24.9 million of previously outstanding convertible senior notes.

Expansion and Disposition Activities:

Since October 1, 2014,  Five Star began managing two communities with a combined 228 living units:

▪

In December 2014, Five Star began managing two senior living communities located in Wisconsin with a combined total of 228 living units. These communities are managed for Senior Housing Properties Trust, or SNH.

Since October 1, 2014,  Five Star and SNH have disposed of four senior living communities with a combined 318 living units that Five Star leased from SNH, resulting in an aggregate annual rent reduction of $0.9 million:

▪

In October 2014, Five Star and SNH sold an assisted living community with 55 living units that was previously disclosed as held for sale for a sale price of $2.9 million.  As a result of this sale, Five Star’s annual minimum rent payable to SNH decreased by $0.3 million in accordance with the terms of the applicable lease.

▪

Also in October 2014, Five Star and SNH sold an assisted living community and a skilled nursing facility with a combined total of 160 living units that were previously disclosed as held for sale for a sale price of $5.9 million.  As a result of this sale, Five Star’s annual minimum rent payable to SNH decreased by $0.6 million in accordance with the terms of the applicable lease.

▪

In February 2015, Five Star and SNH sold an assisted living community with 103 living units that was previously disclosed as held for sale for a sale price of $0.3 million. As a result of this sale, Five Star’s annual minimum rent payable to SNH decreased by approximately $22,500 in accordance with the terms of the applicable lease.

As of the date of this press release,  Five Star is continuing to market for sale one community it owns with 32 living units and Five Star and SNH are continuing to market for sale three senior living communities with a combined total of 162 living units, all of which are reported as held for sale and discontinued operations in Five Star’s financial statements.

Compliance Matters

As previously disclosed, as a result of a Five Star established compliance program to review medical records related to Five Star’s Medicare billing practices, Five Star discovered potentially inadequate documentation and other issues at one leased skilled nursing facility.  This compliance review was not initiated in response to any specific complaint or allegation, but it was a review of the type that Five Star periodically undertakes to test its own compliance

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with applicable Medicare billing rules.  As a result of these discoveries, Five Star has made a voluntary disclosure of deficiencies to the U.S. Department of Health and Human Services Office of the Inspector General, or the OIG, pursuant to the OIG’s Provider Self-Disclosure Protocol.  While the assessment of these matters is ongoing, Five Star has informed the OIG that it expects its investigation and assessment to be completed by May 13, 2015.  As of December 31, 2014, Five Star accrued a revenue reserve of $4.3 million to account for historical Medicare payments it expects to repay and recognized compliance costs of $3.6 million including an expected penalty amount and certain costs of the investigation of this matter.  As a result of the continuing investigation and assessment of these deficiencies, additional deficiencies may be discovered which could increase Five Star’s liability to the OIG and other costs.

Conference Call:

On March 17, 2015, at 8:30 a.m. Eastern Time, Five Star will host a conference call to discuss its fourth quarter and year end results.  Following management’s presentation, there will be a question and answer period.

The conference call telephone number is (800) 230-1085. Participants calling from outside the United States and Canada should dial (612) 288-0329. No pass code is necessary to access the call from either number. Participants should dial in about 15 minutes prior to the scheduled start of the call. A replay of the conference call will be available through 11:59 p.m. Eastern Time on Tuesday, March 24, 2015. To hear the replay, dial (320) 365-3844. The replay pass code is 352030.

A live audio webcast of the conference call will also be available in a listen only mode on Five Star’s website at www.fivestarseniorliving.com.  Participants wanting to access the webcast should visit Five Star’s website about five minutes before the call.  The archived webcast will be available for replay on Five Star’s website for about one week after the call. The transcription, recording and retransmission in any way of Five Star’s fourth quarter 2014 conference call are strictly prohibited without the prior written consent of Five Star.    Five Star’s website is not incorporated as part of this press release.

About Five Star Quality Care, Inc.:

Five Star Quality Care, Inc. is a senior living and healthcare services company.  As of December  31, 2014,  Five Star operated 258 senior living communities (excluding those senior living communities it has classified as discontinued operations) with 30,379 living units located in 31 states, including 31 communities (3,061 living units) that it owns and operates,  181 communities (20,040 living units) that it leases and operates, and 46 communities (7,278 living units) that it manages.  These communities include independent living, assisted living, continuing care and skilled nursing communities.  Five Star is headquartered in Newton, Massachusetts.

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WARNING CONCERNING FORWARD LOOKING STATEMENTS

this press release contains statements THAT constitute forward looking statements within the meaning of the private securities litigation reform act of 1995 and other securities laws.  aLSO, whenever Five star uses words such as “believe”, “expect”, “anticipate”, “intend”, “plan”, “estimate” or similar expressions, it is making forward looking statements.  these forward looking statements are based upon five star’s PRESENT intent, beliefs or expectations, but FORWARD LOOKING STATEMENTS are not guaranteed to occur and may not occur.  ACTUAL RESULTS MAY DIFFER MATERIALLY FROM THOSE CONTAINED IN OR IMPLIED BY THESE FORWARD LOOKING STATEMENTS AS A RESULT OF VARIOUS FACTORS.  FoR EXAMPLE:

•

THIS PRESS RELEASE STATES THAT FIVE STAR IS CONTINUING TO MARKET FOR SALE ONE SENIOR LIVING COMMUNITY AND FIVE STAR AND SNH ARE CONTINUING TO MARKET FOR SALE THREE SENIOR LIVING COMMUNITIES.  FIVE STAR AND SNH MAY NOT BE ABLE TO SELL THESE COMMUNITIES ON ACCEPTABLE TERMS OR OTHERWISE, AND THE SALES OF ANY OR ALL OF THESE COMMUNITIES MAY NOT OCCUR.

•

This press release states that Five Star has made a voluntary disclosure to the OIG of certain deficiencies in its medical records related to Medicare billing and other issues at one leased skilled nursing facility, that five star has accrued a revenue reserve of $4.3 million for Medicare payments Five Star expects to repay and recognized $3.6 million of related costs, and that Five Star expects its investigation and assessment of the deficiencies to be completed by May 13, 2015.  Five star’s investigation of these matters is ongoing, AND five star may discover other deficiencies at the one skilled nursing facilitY where these deficiencies were discovered or five star may discover deficiencies at other facilities it operates.  There can be no assurance that the oig will agree with the amounts of repayments and penalties which Five Star has estimated.  accordingly, the revenue reserve of $4.3 million and the other costs of $3.6 million may be inadequate to resolve these matters, and any increased amounts may be material.  Moreover, five star may be unable to complete its investigation and assessment of these matters by May 13, 2015.

THE INFORMATION CONTAINED IN FIVE STAR’S FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION, OR THE SEC, INCLUDING UNDER THE CAPTION “RISK FACTORS” IN FIVE STAR’S PERIODIC REPORTS, OR INCORPORATED THEREIN, IDENTIFIES OTHER IMPORTANT FACTORS THAT COULD CAUSE DIFFERENCES FROM FIVE STAR’S FORWARD LOOKING STATEMENTS.  FIVE STAR’S FILINGS WITH THE SEC ARE AVAILABLE ON THE SEC’S WEBSITE AT WWW.SEC.GOV.

YOU SHOULD NOT PLACE UNDUE RELIANCE UPON Five Star’s FORWARD LOOKING STATEMENTS.

EXCEPT AS REQUIRED BY LAW, FIVE STAR DOES NOT INTEND TO UPDATE OR CHANGE ANY FORWARD LOOKING STATEMENTS AS A RESULT OF NEW INFORMATION, FUTURE EVENTS OR OTHERWISE.

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Supplemental Information, page 1 of 7

FIVE STAR QUALITY CARE, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share data)

(unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2014	2013	2014	2013
Revenues:
Senior living revenue	$274,648	$269,078	$1,099,228	$1,077,062
Management fee revenue	2,469	2,361	9,765	9,234
Reimbursed costs incurred on behalf of managed communities	55,409	53,786	219,082	210,491
Total revenues	332,526	325,225	1,328,075	1,296,787

Operating expenses:
Senior living wages and benefits	131,080	131,424	533,549	525,733
Other senior living operating expenses	78,089	67,586	292,457	265,945
Costs incurred on behalf of managed communities	55,409	53,786	219,082	210,491
Rent expense	49,601	48,785	197,359	193,820
General and administrative	18,198	17,660	72,385	63,509
Depreciation and amortization	8,305	7,331	31,834	27,022
Impairment of long-lived assets	—	186	589	186
Total operating expenses	340,682	326,758	1,347,255	1,286,706

Operating (loss) income	(8,156)	(1,533)	(19,180)	10,081

Interest, dividend and other income	244	182	867	781
Interest and other expense	(1,328)	(1,237)	(5,131)	(5,227)
Loss on early extinguishment of debt	—	—	—	(599)
Gain (loss) on sale of available for sale securities reclassified from other comprehensive (loss) income	43	(11)	392	(5)

(Loss) income from continuing operations before income taxes and equity in earnings of an investee	(9,197)	(2,599)	(23,052)	5,031
Provision for income taxes	(60,943)	(840)	(56,385)	(1,916)
Equity in earnings of an investee	28	115	87	334
(Loss) income from continuing operations	(70,112)	(3,324)	(79,350)	3,449
Loss from discontinued operations	(3,636)	(2,106)	(6,056)	(5,789)

Net loss	$(73,748)	$(5,430)	$(85,406)	$(2,340)

Weighted average shares outstanding—basic	48,076	48,350	48,028	48,277

Weighted average shares outstanding—diluted	48,076	48,350	48,028	49,263

Basic and diluted (loss) income per share from:
Continuing operations	$(1.46)	$(0.07)	$(1.65)	$0.07
Discontinued operations	(0.08)	(0.04)	(0.13)	(0.12)
Net loss per share—basic and diluted	$(1.53)	$(0.11)	$(1.78)	$(0.05)

Supplemental Information, page 2 of 7

FIVE STAR QUALITY CARE, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS DATA

(in thousands)

(unaudited)

	December 31,	December 31,
	2014	2013
Assets
Current assets:
Cash and cash equivalents	$20,988	$23,628
Accounts receivable, net of allowance	38,814	36,940
Due from related persons	12,641	11,659
Investments in available for sale securities	23,436	19,150
Restricted cash	2,945	9,003
Prepaid and other current assets	21,494	33,799
Assets of discontinued operations	1,463	16,705
Total current assets	121,781	150,884

Property and equipment, net	357,186	340,276
Restricted cash	2,170	9,795
Restricted investments in available for sale securities	19,835	11,905
Goodwill, equity investment and other long term assets	34,001	77,323
Total assets	$534,973	$590,183

Liabilities and Shareholders’ Equity
Current liabilities:
Revolving credit facility, secured, principally by real estate	$35,000	$35,000
Other current liabilities	180,392	163,528
Total current liabilities	215,392	198,528

Mortgage notes payable	49,373	36,461
Other long term liabilities	43,426	44,816
Shareholders’ equity	226,782	310,378
Total liabilities and shareholders’ equity	$534,973	$590,183

Supplemental Information, page 3 of 7

FIVE STAR QUALITY CARE, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

(unaudited)

	Year Ended December 31,
	2014	2013
Cash flows from operating activities:
Net loss	$(85,406)	$(2,340)
Adjustments to reconcile net loss to cash provided by operating activities:
Depreciation and amortization	33,470	28,109
Loss on early extinguishment of debt	—	599
Loss from discontinued operations before income tax	5,977	9,327
(Gain) loss on sale of available for sale securities	(392)	5
Impairment of long-lived assets	589	186
Equity in earnings of an investee	(87)	(334)
Stock-based compensation	1,485	1,410
Deferred income taxes	55,334	(2,793)
Provision for losses on receivables	4,777	6,412
Changes in assets and liabilities:
Accounts receivable	(6,651)	(4,147)
Prepaid expenses and other assets	(279)	2,334
Accounts payable and accrued expenses	13,387	(2,565)
Accrued compensation and benefits	2,283	(3,414)
Due to related persons, net	(1,601)	(1,074)
Other current and long term liabilities	(549)	4,062
Cash provided by operating activities	22,337	35,777

Cash flows from investing activities:
Deposits into (payments from) restricted cash and investment accounts, net	13,683	(84)
Acquisition of property and equipment	(49,916)	(53,766)
Acquisition of senior living communities, net of liabilities assumed	(5,926)	—
Purchase of available for sale securities	(22,431)	(13,974)
Investment in Affiliates Insurance Company	(825)	—
Proceeds from sale of property and equipment to Senior Housing Properties Trust	25,804	24,641
Proceeds from sale of available for sale securities	10,876	6,285
Cash used in investing activities	(28,735)	(36,898)

Cash flows from financing activities:
Proceeds from borrowings on credit facilities	20,000	85,000
Repayments of borrowings on credit facilities	(20,000)	(50,000)
Purchase and retirement of convertible senior notes	—	(24,872)
Repayments of mortgage notes payable	(1,979)	(1,093)
Payment of employee tax obligations on withheld shares	(47)	—
Cash (used in) provided by financing activities	(2,026)	9,035

Cash flows from discontinued operations:
Net cash provided by (used in) operating activities	5,519	(7,000)
Net cash provided by investing activities	265	5,610
Net cash used in financing activities	—	(7,534)
Net cash flows provided by (used in) discontinued operations	5,784	(8,924)

Change in cash and cash equivalents	(2,640)	(1,010)
Cash and cash equivalents at beginning of period	23,628	24,638
Cash and cash equivalents at end of period	$20,988	$23,628

Supplemental cash flow information:
Cash paid for interest	$3,557	$3,361
Cash paid for income taxes, net	$1,179	$1,884

Non-cash activities:
Real estate acquisition	$(15,518)	$—
Assumption of mortgage note payable	$15,518	$—

Supplemental Information, page 4 of 7

FIVE STAR QUALITY CARE, INC.

SENIOR LIVING COMMUNITY FINANCIAL DATA(1)

(dollars in thousands, except average monthly rate)

	Three months ended December 31, (2)				Year ended December 31, (2)
	2014		2013		2014		2013
Senior living communities:
Number of communities (end of period)	212		211		212		211
Number of units (end of period)	23,101		22,948	(3)	23,101		22,986
Occupancy	86.2%		85.7%		86.0%		85.9%
Avg. monthly rate(4)	$4,503		$4,417		$4,516		$4,433

Senior living revenue:
Independent and assisted living community revenue	$130,879		$125,325		$514,332		$497,742
Continuing care retirement community revenue	99,876		96,844		397,637		388,285
Skilled nursing facility revenue	40,133	(5)	44,092		173,408	(5)	178,667
Other(6)	3,760		2,817		13,851		12,368
Total senior living revenue	$274,648		$269,078		$1,099,228		$1,077,062

Senior living wages and benefits:
Independent and assisted living community wages and benefits	$54,354		$53,259		$217,909		$212,884
Continuing care retirement community wages and benefits	49,590		47,990		199,304		192,829
Skilled nursing facility wages and benefits	27,608		27,979		110,717		113,665
Other(6)	(472)		2,196		5,619		6,355
Total senior living wages and benefits	$131,080		$131,424		$533,549		$525,733

Senior living other operating expenses:
Independent and assisted living community other operating expenses	$34,330		$32,548		$129,614		$121,724
Continuing care retirement community other operating expenses	28,094		23,566		107,515		97,530
Skilled nursing facility other operating expenses	15,572	(7)	9,515		52,442	(7)	42,743
Other(6)	93		1,957		2,886		3,948
Total senior living operating expenses	$78,089		$67,586		$292,457		$265,945

(1)	Excludes data for managed communities and discontinued senior living operations.
(2)	The number of communities operated between October 1, 2013 and December 31, 2014 increased by one due to the acquisition of an assisted living community during the second quarter of 2014.
(3)	Excludes 38 living units in one senior living community that was temporarily closed for a major renovation during the fourth quarter of 2013.
(4)	Average monthly rate is calculated by taking the average daily rate, which is defined as total operating revenue divided by occupied units, during the period and multiplying it by 30 days.
(5)	SNF revenue for the quarter and year ended December 31, 2014 is net of a $4.3 million reserve for an estimated Medicare refund Five Star expects to pay.
(6)	Other senior living relates primarily to rehabilitation and other specialty service revenues and expenses provided at the residential facilities.
(7)

SNF other senior living operating expenses for the quarter and year ended December 31, 2014 includes $3.6 million of estimated penalties and related compliance costs and professional fees related to the Medicare refund Five Star expects to pay.

Supplemental Information, page 5 of 7

FIVE STAR QUALITY CARE, INC.

PERCENT BREAKDOWN OF SENIOR LIVING COMMUNITY REVENUES(1)

	Three months ended December 31,		Year ended December 31,
	2014	2013	2014	2013
Independent and assisted living communities:
Private and other sources	99.0%	99.1%	99.1%	99.1%
Medicaid	1.0%	0.9%	0.9%	0.9%
Total	100.0%	100.0%	100.0%	100.0%

Continuing care retirement communities:
Private and other sources	72.4%	72.2%	72.3%	71.7%
Medicare	21.0%	21.4%	21.6%	21.9%
Medicaid	6.6%	6.4%	6.1%	6.4%
Total	100.0%	100.0%	100.0%	100.0%

Skilled nursing facilities:
Private and other sources	26.1%	25.0%	25.6%	25.6%
Medicare	23.7%	23.7%	24.2%	25.4%
Medicaid	50.2%	51.3%	50.2%	49.0%
Total	100.0%	100.0%	100.0%	100.0%

Total senior living communities:
Private and other sources	77.5%	76.8%	77.2%	76.6%
Medicare	11.5%	12.1%	11.9%	12.5%
Medicaid	11.0%	11.1%	10.9%	10.9%
Total	100.0%	100.0%	100.0%	100.0%

(1)	Excludes data for managed communities and discontinued senior living operations.

Supplemental Information, page 6 of 7

FIVE STAR QUALITY CARE, INC.

SENIOR LIVING OTHER OPERATING DATA(1)

(dollars in thousands, except average monthly rate)

	Three months ended
	December 31,	September 30,	June 30,	March 31,	December 31,
	2014	2014	2014	2014	2013
Independent and assisted living communities (owned):
Number of communities (end of period)	31	31	31	30	30
Number of units (end of period)	3,061	3,061	3,061	2,946	2,946
Occupancy	88.7%	88.2%	87.6%	87.4%	87.5%
Avg. monthly rate(2)	$3,492	$3,472	$3,469	$3,464	$3,385

Independent and assisted living communities (leased):
Number of communities (end of period)	119	119	119	119	119
Number of units (end of period)(3)	9,896	9,858	9,858	9,858	9,858
Occupancy	89.3%	89.5%	88.9%	88.6%	88.7%
Avg. monthly rate(2)	$3,734	$3,723	$3,744	$3,736	$3,645

CCRC communities (leased):
Number of communities (end of period)	31	31	31	31	31
Number of units (end of period)(4)	7,322	7,322	7,322	7,322	7,322
Occupancy	83.6%	83.2%	83.3%	83.8%	82.9%
Avg. monthly rate(2)	$5,317	$5,304	$5,375	$5,393	$5,204

Skilled nursing facilities (leased):
Number of communities (end of period)	31	31	31	31	31
Number of units (end of period)(5)	2,822	2,822	2,822	2,822	2,822
Occupancy	79.3%	79.3%	79.7%	80.4%	80.9%
Avg. monthly rate(2)	$6,535	$6,543	$6,603	$6,500	$6,448

Total senior living communities (owned and leased):
Number of communities (end of period)	212	212	212	211	211
Number of units (end of period)(3)	23,101	23,063	23,063	22,948	22,948
Occupancy	86.2%	86.1%	85.8%	85.9%	85.7%
Avg. monthly rate(2)	$4,503	$4,492	$4,537	$4,534	$4,417

Managed communities:
Number of communities (end of period)	46	44	44	44	44
Number of units (end of period)(6)	7,278	7,051	7,051	7,051	7,051
Occupancy	88.4%	88.2%	88.5%	88.8%	87.9%
Avg. monthly rate(2)	$4,162	$4,152	$4,176	$4,228	$4,093

Other ancillary services:
Rehabilitation and wellness inpatient clinics (end of period)	48	48	48	50	50
Rehabilitation and wellness outpatient clinics (end of period)	56	55	54	50	50
Home health communities served (end of period)	13	6	6	6	6

(1)	Excludes data for discontinued operations.
(2)	Average monthly rate is calculated by taking the average daily rate, which is defined as total operating revenue divided by occupied units, during the period and multiplying it by 30 days.
(3)	Except for the fourth quarter of 2014, the number of units excludes 38 living units in one senior living community that was temporarily closed for a major renovation.
(4)	Includes 1,984 skilled nursing units in communities where assisted living and independent living services are the predominant services provided.
(5)	Includes 68 assisted living and independent living units in communities where skilled nursing services are the predominant services provided.
(6)	Includes 472 skilled nursing units in communities where assisted living and independent living services are the predominant services provided.

Supplemental Information, page 7 of 7

FIVE STAR QUALITY CARE, INC.

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

(in thousands)

Non-GAAP financial measures, are not financial measures determined according to U.S. generally accepted accounting principles, or GAAP. Five Star considers these Non-GAAP financial measures to be meaningful disclosures because it believes that the presentation of these Non-GAAP financial measures may help investors to gain a better understanding of changes in its operating results, and may also help investors who wish to make comparisons between Five Star and other companies on both a GAAP and a non-GAAP basis. These Non-GAAP financial measures are used by management to evaluate Five Star’s financial performance and for comparing Five Star’s performance over time and to the performance of its competitors. These Non-GAAP financial measures as presented may not, however, be comparable to amounts calculated by other companies. This information should not be considered as an alternative to income from continuing operations, net income, cash flows from operating activities or any other financial operating or performance or liquidity measure established by GAAP. The following table includes the reconciliation of these Non-GAAP financial measures to income from continuing operations, the most directly comparable financial measure under GAAP reported in Five Star’s consolidated financial statements, for the three and twelve months ended December 31, 2014 and 2013.

	For the three months ended December 31,			For the twelve months ended December 31,
	2014		2013	2014		2013
(Loss) income from continuing operations	$(70,112)		$(3,324)	$(79,350)		$3,449
Add: interest and other expense	1,328		1,237	5,131		5,227
Add: income tax expense (benefit)	60,943		840	56,385		1,916
Add: depreciation and amortization	8,305		7,331	31,834		27,022
Less: interest, dividend and other income	(244)		(182)	(867)		(781)
EBITDA	220		5,902	13,133		36,833
Add (less):
Costs and payment obligations related to compliance assessment at one of our skilled nursing facilities	7,906	(1)	-	7,906	(1)	-
Financial accounting and restatement costs	1,168		971	5,910		971
Acquisition related costs (credits)	(61)		62	88		181
Impairment of long-lived assets	-		186	589		186
(Gain) loss on sale of investments in available for sale securities	(43)		11	(392)		5
Loss on early extinguishment of debt	-		-	-		599
EBITDA excluding certain items	9,190		7,132	27,234		38,775
Add:
Rent expense	49,601		48,785	197,359		193,820
EBITDAR excluding certain items	$58,791		$55,917	$224,593		$232,595

(1)

Includes $4.3 million of reserve for an estimated Medicare refund Five Star expects to pay and $3.6 million in estimated penalties, compliance costs and professional fees related to this Medicare refund.